Exhibit 99.1

2 Batterymarch Park, Suite 301, Quincy, MA 02169

News Release

For Immediate Release February 3, 2022	For More Information, Contact: William M. Parent, President and Chief Executive Officer (617-925-1955)

RANDOLPH BANCORP, INC. AND ENVISION BANK ANNOUNCE DIRECTOR RETIREMENT

QUINCY, Massachusetts, February 3, 2022 – Randolph Bancorp, Inc. (the “Company”), (NASDAQ Global Market:  RNDB), the holding company for Envision Bank (the “Bank”), today announced that Janis E. Wentzell retired as a member of the board of Directors of the Company and the Bank, effective February 3, 2022.

“Janis has been a steadfast Director since 1999, and her contributions to our board and Bank cannot be overstated,” said Kenneth K. Quigley, Jr., Board Chair of the Company and the Bank.  “Her local business and real estate experience has been a real differentiator for us. On behalf of the Board and the entire team, I want to express our appreciation for everything she has helped us accomplish over the years.”

About Randolph Bancorp, Inc.

Randolph Bancorp, Inc. is the holding company for Envision Bank and its Envision Mortgage Division. Envision Bank is a full-service community bank with five retail branch locations, loan operations centers in North Attleboro and Quincy, Massachusetts, three loan production offices located in Massachusetts and one loan production office in Southern New Hampshire.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

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